Exhibit 10.1

THE LACLEDE GROUP, INC.

DEFERRED INCOME PLAN

FOR DIRECTORS AND SELECTED EXECUTIVES,

AS AMENDED AND RESTATED AS OF JANUARY 1, 20151

Section 1. Purpose of Plan

The Plan is designed to enhance the value of current compensation paid to such individuals by permitting a portion of such compensation to be deferred with such deferrals forming the basis for attractive benefits upon retirement or death or disability before retirement. It is intended that the Plan constitute an unfunded deferred compensation arrangement for the benefit of a select group of management or highly compensated employees (and other service providers) of the Company and its designated subsidiaries and affiliates for purposes of the federal income tax laws and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and all documents, agreements or instruments made or given pursuant to the Plan shall be interpreted so as to effect such intent.

Section 2. Definitions

To the extent not expressly defined herein, Annex A sets forth definitions of capitalized terms used herein.

Section 3. Plan Year

A “Plan Year” shall mean a calendar year and all Participants (regardless of whether they are Officers, other key executives, or non-employee Directors) shall be eligible to make deferrals.

Section 4. Applicability

The Plan will be made available to the Company’s Directors and Officers as well as key executives of the Company and Gas (and such other Affiliates that adopt the Plan) at a grade level 12 or higher selected by the Plan Administrator for the respective periods described herein (“Participants”).

For purposes of the Plan, “Affiliate” shall mean (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent

[1]

To further the long-term growth and earnings of the Laclede Gas Company (“Gas”), Gas adopted the Deferred Income Plan and Deferred Income Plan II, which benefits earned and vested thereunder as of December 31, 2004 are not subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) (the “Grandfathered Plans”). As a result of the enactment of Code Section 409A, The Laclede Group, Inc. (the “Company”) adopted, as of January 1, 2005, The Laclede Group, Inc. Deferred Income Plan (the “Group Plan”), which governs amounts earned and vested on January 1, 2005 and thereafter. Effective as of January 1, 2005, no additional amounts were deferrable to the Grandfathered Plans. Unless otherwise stated, all references herein to the “Plan” shall mean this “Group Plan.” This Plan has again been amended and restated, effective as of January 1, 2015 (the “Effective Date”).

provided by the Company’s Compensation Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise; provided, however, with respect to any deferrals subject to Section 409A of the Code, the term “Affiliate” shall mean any member of the Company’s control group within the meaning of U.S. Treasury Regulation Section 1.409A-1(h)(3), as such may be modified or amended from time to time, by applying the “at least 50 percent” provisions thereof.

Section 5. Amounts of Deferral

Unless otherwise determined by the Company’s Board of Directors prior to the commencement of a Plan Year, the following shall apply regarding deferrals under the Plan:

(a) Non-Employee Director Deferrals: Non-employee Directors will be permitted to defer up to 100% of fees and retainers.

(b) Employees’ and Officers’ Deferrals: The deferral by Participants other than Non-Employee Directors (i) of annual base salary (“Base Salary”) shall not exceed the Maximum Base Salary Deferral Percentage for the applicable Plan Year of the Participant’s annual base salary level as of the November 1 of the immediately preceding Plan Year and, (ii) with respect to the deferrals of annual incentive compensation with respect to any period following the Effective Date of the Plan shall not exceed 90% of Participant’s annual incentive compensation payable to Participant under the Company’s (or its Affiliates’, as the case may be) annual incentive plan (or other annual cash bonus arrangement) in which the Participant participates (such compensation “Annual Incentive Compensation”). Notwithstanding the foregoing, no election of Base Salary or Annual Incentive Compensation shall be permitted to the extent inconsistent with Code Section 409A. “Maximum Base Salary Deferral Percentage” means (x) 15% for Plan Years commencing prior to January 1, 2015, and (y) 50% for Plan Years commencing on or after January 1, 2015; provided, that such Maximum Base Salary Deferral Percentage may be altered by the Company’s Board of Directors (or its designee) at any time and from time to time.

(c) The minimum amount of deferral in any Plan Year will be $3,000 for each Participant (prorated for any partial Plan Year). Participants shall designate the amount of scheduled deferrals for the upcoming Plan Year in which deferrals are allowed and such designated deferral amounts shall not be changed without the approval of the Plan Administrator; provided, however, that (i) such change shall apply only to the extent that it complies with Code Section 409A and Final Treasury Regulation 1.409A-3(j)(4)(viii) with respect to deferrals following an unforeseeable emergency or hardship distribution pursuant to Treasury Regulation 1.401(k)-1(d)(3) under the 401(k) plan in which such Participant is participating or Final Treasury Regulation 1.409A-3(j)(4)(xii) with respect to such Participant’s Disability, (ii) such change is approved by the Plan Administrator, and (iii) such change shall apply only to deferrals of compensation earned after the date of the change, and amounts already deferred under the Plan shall not be refunded or returned until payable as otherwise provided in this Plan. An election to defer must be made prior to the thirtieth (30th) day immediately preceding the applicable Plan Year; provided, that a person who becomes a new

Participant in this Plan may, within thirty (30) days following his or her selection as a Participant, elect to defer compensation to be earned after the date of such election (provided further that such Participant was not eligible to participate in any plan that is required to be aggregated for this purpose with this Plan for purposes of Code Section 409A and published guidance thereunder, including the Grandfathered Plans); provided, further, that, notwithstanding such deadline, if the Participant’s Annual Incentive Compensation constitutes “performance based compensation” within the meaning of Code Section 409A and Treasury Regulation Section 1.409A-1(e), then such election may be made no later than the sixth (6th) month of the performance period to which such Annual Incentive Compensation relates, so long as the Plan Administrator expressly permits such election (which it may, but is not obligated to, permit) and such compensation is not readily ascertainable at the time of such election.

(d) The annual Base Salary deferral shall be administered ratably on a per pay period basis and shall be set forth on the Participants “Annual Salary Deferral Election” and the Annual Incentive Compensation deferral, if permissible, shall be set forth on the Participant’s “Annual Incentive Compensation Deferral Election”, each in substantially the form attached hereto as Annexes B and C, respectively as may be amended in the sole discretion, at any time and from time to time by the Plan Administrator.

Section 6. Income Benefits

The amount of the Participant’s benefit will be equal to the amount of the Participant’s annual Base Salary deferrals (the “Annual Base Salary Deferrals”) and the Participant’s Annual Incentive Compensation deferrals (the “Annual Incentive Compensation Deferrals, collectively with the Annual Base Salary Deferrals, the “Deferred Amounts”), as adjusted for the earnings credits (as set forth in Section 10(b) below) (the “Earnings Credits”), plus any employer contributions made by the Company pursuant to Section 10(c) below (the “Employer Contributions”). The Deferred Amounts plus the Earnings Credits plus any Employer Contributions accrued as of the Participant’s date of termination shall be referred to as “Termination Balance.” The portion of the Termination Balance relating to Employer Contributions (and any earnings thereon) shall be referred to as the “Accumulated Employer Contributions.”

Section 7. Form of Payment of Benefits

(a) Benefit On or After Applicable Retirement Age. Except as provided under Section 7(b) below, if a Participant terminates employment with the Company and its Affiliates on or after the Participant’s Applicable Retirement Age (as defined below), the Participant shall be entitled to receive the Participant’s Termination Balance payable in fifteen (15) annual installments (each not being treated separately for any purpose under Code Section 409A). The “Applicable Retirement Age” shall mean the attainment, for employees, of age 55; and for directors, of age 65. Notwithstanding that a Participant’s benefit has commenced in the form of installments under this Section 7(a), in the event that the Participant dies after the commencement of such benefits but before all 15 installments have been paid, the remaining balance shall be paid in the form of a lump sum as soon as practicable upon the Participant’s death to such Participant’s beneficiary as indicated in the Participant’s most recent designation of beneficiary form on file with the Company and its Affiliate, or, if none is on file, to the Participant’s estate. The amount of each installment shall be calculated by applying a fraction to the Participant’s Termination Balance as adjusted for Earnings Credits and Employer Contributions as of the valuation date determined by the Plan Administrator (i.e., 1/15th for the first installment, 1/14th for the second installment, etc.) with the last installment being the remainder of the Participant’s Termination Balance as adjusted for Earnings Credits and Employer Contributions, as applicable, through the installment period.

(b) Benefit Following Change in Control. If the Participant’s employment with the Company and its Affiliates terminates at any age within two years following a “Change in Control” (as defined below), then, notwithstanding Section 7(a) hereof, Participant shall be entitled to a lump sum benefit equal to the sum of the Participant’s Termination Balance and the present value of the Employer Contributions and Earnings Credits that would have been made or earned on such Termination Balance through age 65 (or age 71 for Directors) using the Minimum Fixed Rate, as defined below (such benefit the “Present Value Benefit”). For purposes of this Plan, “Change in Control” shall mean a change in ownership of the Company, a change in effective control of the Company, or a change in ownership of a substantial portion of the Company’s assets as determined in accordance with the following:

(i) a change in ownership of the Company shall occur on the date that any one person, or more than one person acting as a group, acquires ownership of the Company stock that, together with any Company stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the outstanding Company stock. Notwithstanding the foregoing, if any person or group is considered to own more than 50% of the total fair market value or the total voting power of all outstanding Company stock, the acquisition of additional Company stock by the same person or persons is not considered to cause a change in the ownership of the Company;

(ii) Notwithstanding that the Company has not undergone a change in ownership as described in (i) above, a change in effective control of the Company shall occur only on either of the following dates:

(A) the date that any one person, or more than one person acting as a group, acquires (or has acquired within the preceding 12-month period ending on the date of the most recent acquisition) ownership of Company stock possessing 30% or more of the total voting power of all Company stock. Notwithstanding the foregoing, if any person or group is considered to own more than 30% of the total voting power of all outstanding Company stock, the acquisition of additional Company stock by the same person or group is not considered to cause a change in the effective control of the Company;

(B) the date a majority of members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

(iii) a sale of all or substantially all of the Company’s assets by any one person, or more than one person acting as a group in a single acquisition or a series of acquisitions within the preceding 12-month period ending on the date of the most recent acquisition; provided, however, that transfers of assets to a “related person” as determined under Final Treasury Regulation 1.409A-3(i)(5)(vii) shall not be considered for purposes of this subclause (III).

In no event shall an event qualify as a Change in Control hereunder if it fails to constitute a change in ownership of the Company, a change in effective control of the Company or a change in ownership of a substantial portion of the Company assets as determined under Code Section 409A and Final Treasury Regulations and applicable published guidance thereunder.

(c) Benefit Upon Participant’s Death. If the Participant dies prior to the Participant’s Applicable Retirement Age, the Participant’s designated beneficiary as indicated in the Participant’s most recent designation of beneficiary form on file with the Company and its Affiliates (in the form attached hereto as Annex D, as may be amended from time to time by the Plan Administrator), or, if none is on file, the Participant’s estate shall be entitled to the Present Value Benefit; provided, however, that in the event of the Participant’s death after the Participant’s Applicable Retirement Age but prior to retirement, such benefit shall equal the Termination Balance, if greater. Such calculations shall include actual deferrals to the date of death plus deferrals authorized for the remainder of the Plan Year during which the Participant’s death occurs.

(d) Benefit in All Other Circumstances. Upon any other termination of employment prior to the Applicable Retirement Age, including termination due to Disability, the Participant shall receive a lump sum benefit equal to the Termination Balance less the Accumulated Employer Contributions; provided, however, that in the case of the termination of a Participant due to Disability prior to the Participant’s Applicable Retirement Age, the Participant’s lump shall be equal to the Present Value Benefit; provided, however, that in the event of the termination of a Participant due to Disability either by the Company or the Participant on or after the Participant’s Applicable Retirement Age but prior to retirement, such benefit shall equal the Termination Balance, if greater. Such calculations shall include actual deferrals to the date of termination due to Disability plus Earnings Credits and Employer Contributions payable for the remainder of the Plan Year during which the Participant’s termination of employment due to Disability occurs pursuant to the terms of the Plan in effect on such termination.

(e) Illustrations. The following examples have been included for illustrative purposes only and shall not be binding on any party.

a.	If Participant terminated at age 75. If Participant terminated at age 75, then Participant’s benefit would be paid in 15 installments. During the installment period, as noted below, the Fixed Rate would be applied to the Participant’s balance.

b.	If Participant terminated at age 45, after a Change in Control. If Participant terminated at age 45, after a Change in Control, Participant would be entitled to a lump sum benefit equal to the sum of the Participant’s Termination Balance and the present value of the Employer Contributions and Earnings Credits that would have been made or earned on such Termination Balance through age 65 (or age 71 for Directors) using the Minimum Fixed Rate. The Minimum Fixed Rate would be adjusted based on the Participant’s ages during the assumed period and the Moody’s rate to be applied would be that as of the date of the Change in Control.

c.	If Participant terminated at age 45, absent a Change in Control. If Participant terminated at age 45, absent a Change in Control and absent a Disability, Participant would be entitled to the Termination Balance (less any Accumulated Employer Contributions) in a lump sum.

Section 8. 280G Limits

To the extent a payment or distribution made under this Plan (together with the Grandfathered Plan or any other plan, policy, or arrangement) is determined to be a parachute payment under Code Section 280G notwithstanding the above, to the extent, if any, that any such payment or distribution of any portion of the benefit described above would trigger any adverse tax consequences under Code Sections 280G or 4999, such as loss of deductions to the Company or its affiliate, or the payment of an additional excise tax by the Participant, or both, then the benefit hereunder (and to the extent necessary, under any other plan, policy, or arrangement providing for “parachute payments” as defined under Code Section 280G) shall be reduced (on a pro rata basis for all such plans, policies, or arrangements) to $1 less than that extent, and to no greater extent. Parachute payments and/or any cutback amount, and any other determination with respect to Code Section 280G shall be determined by the Company in good faith.

Section 9. Timing of Payment of Benefits

Benefits under this Plan shall become payable within 31 days of the applicable termination of employment or service. Notwithstanding anything in this Plan to the contrary, if it is determined that the Participant is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code and the regulations and other guidance issued thereunder, then payments (or portion thereof) under this Plan shall commence on the first payroll day following the sixth month following the month in which Participant’s termination of employment occurs (with the first such payment being a lump sum equal to the aggregate benefit the Participant would have received during such period if no such payment delay had been imposed, together with interest on such delayed amount during the period of such restriction at a rate, per annum, equal to the applicable Fixed Rate in effect as of such termination of employment). For purposes of this Plan, a Participant will not be deemed to have incurred a “termination of employment,” or to the extent applicable, retirement, if the Participant has not incurred a “separation from service” as defined in Final Treasury Regulation Section 1.409A-1(h), including the default presumptions thereof.

Section 10. Earnings on Deferrals; Employer Contributions

(a) The amount of each Annual Base Salary Deferral shall be deemed to have been made at the beginning of the Plan Year, except in the case of person who becomes a new Participant in this Plan during the Plan Year, in which case the total amount of deferrals for the Plan Year shall be deemed to have been made as of the date of the Participant’s first deferral under the Plan for such Plan Year. For Annual Incentive Compensation Deferrals, in accordance with the rules set forth in Section 5(b) above, the deferrals will be deemed to have been made as of the scheduled date of payment in the Plan Year as if the Annual Incentive Compensation were not deferred.

(b) Earnings Credits: The Annual Base Salary Deferrals and the Annual Incentive Compensation Deferrals for the applicable Plan Year, along with any such deferrals for any prior Plan Year, will be credited Earnings Credits throughout the Plan Year based on the Moody’s Rate for the Plan Year. The Moody’s Rate will be applied prospectively.

The “Moody’s Rate” for a Plan Year shall be the Composite Average Yield on Corporate Bonds as published by Moody’s Investor Service for the month of the October falling in the immediately prior Plan Year.

(c) Employer Contributions: In addition to the Earnings Credits in Section 10(b) above, for so long as the Company has not elected to cease such employer contributions (which it may at any time, for any or no reason and without notice), the Annual Base Salary Deferrals and the Annual Incentive Compensation Deferrals for the applicable Plan Year, along with any such deferrals for any prior Plan Year, will be credited with Employer Contributions (at the same time as the crediting of Earnings Credits is credited under Section 10(b) above), based on the following table:

Age of Beginning of Plan Year	Employer Contribution Rate
Under 55	1%, provided that if the Moody’s Rate for such Plan Year when combined with such Employer Contribution Rate is less than 6%, then such Employer Contribution Rate shall be increased such that such combined rate equals 6%
Ages 55-57	2%, provided that if the Moody’s Rate for such Plan Year when combined with such Employer Contribution Rate is less than 7%, then such Employer Contribution Rate shall be increased such that such combined rate equals 7%
Ages 58-60	2%, provided that if the Moody’s Rate for such Plan Year when combined with such Employer Contribution Rate is less than 8%, then such Employer Contribution Rate shall be increased such that such combined rate equals 8%
Age 61 and older	3%, provided that if the Moody’s Rate for such Plan Year when combined with such Employer Contribution Rate is less than 9%, then such Employer Contribution Rate shall be increased such that such combined rate equals 9%

(d) Notwithstanding the foregoing, for the installment period following termination of employment the Earnings Credit rate and the Employer Contribution Rate will be the “Fixed Rate.” The Fixed Rate means (i) in the case of Earnings Credits, the Moody’s Rate in effect for the Plan Year in which the Participant’s termination occurs, and (ii) in the case of Employer Contributions, the Employer Contribution Rate in effect for the Plan Year in which the Participant’s termination occurs, in each case subject to the Minimum Fixed Rate. The Minimum Fixed Rate is (i) in the case of Earnings Credits, the Moody’s Rate in effect for the Plan Year in which the Participant’s termination occurs, and (ii) in the case of Employer Contributions, the Employer Contribution Rate in effect for the Plan Year in which the Participant’s termination occurs, but in no event less than seven (7%) in the aggregate.

Section 11. Change in Time/Form of Payment. Gas and/or the Company (or any participating Affiliate) may permit a Participant to elect to change the time and/or form of payment, subject to the following conditions: (a) the election may not take effect until at least twelve (12) months after the date on which the election is made; (b) except with respect to payments made on account of a Participant’s death, payments of the benefit which a Participant is eligible to receive must not commence earlier than five (5) years from the date of the Participant’s originally scheduled payment date; and (c) the election must be made at least twelve (12) months prior to the originally scheduled payment date. Notwithstanding the foregoing, such election shall only be permitted to the extent it complies with Code Section 409A, the Final Treasury Regulations and other published guidance thereunder. During the five (5) years during which the payment of the Participant’s benefit is delayed, the Participant’s benefit shall accrue interest at a rate, per annum, equal to the applicable Moody’s Rate plus the Employer Contribution Rate in effect for the Plan Year in which the termination of employment occurs.

Section 12. Miscellaneous

(a) The Company’s Board of Directors may amend or terminate this Plan at any time, and from time to time. Notwithstanding the above, the Plan may not be terminated and payments accelerated thereunder contrary to the provisions of Section 409A of the Internal Revenue Code including, without limitation, Final Treasury Regulation Section 1.409A-3(j)(4)(ix) with reference to Final Treasury Regulation Section 1.409A-1(g).

(b) Participation in the Plan shall in no way be deemed to constitute a right to continue in the employment of the Company or any affiliate thereof.

(c) The Plan Administrator shall be the Company’s Vice President of Human Resources, or if none, the head of the Company’s human resources function (the “Plan Administrator”).

(d) Any claim for benefits under this Plan shall be submitted to the Plan Administrator. If the Plan Administrator denies the claim for benefits, in whole or in part, the Plan Administrator shall notify the claimant of the adverse benefit determination no later than ninety (90) days after receipt of the claim by the Plan, unless the Plan Administrator determines that special circumstances require an extension of time, which may not exceed a further ninety (90) days, for processing the claim and so notifies the claimant in writing prior to the termination of the initial 90 day period. In the event that a claim for benefits under this Plan has been denied by the Plan Administrator, the decision shall be subject to review by the Company upon written request of the claimant made to the Plan Administrator within sixty (60) days of receipt by the claimant of notice of such denial. Upon request and free of charge, the Company shall provide the claimant with reasonably access to all pertinent information, documents and records with respect to the claim. The decision of the Company upon review shall be in writing and shall state the reasons for the decision and the provisions of this Plan on which the decision is based. Such decision shall be made within sixty (60) days after the Company’s receipt of written request for such review unless a hearing is necessitated to determine the facts and circumstances, in which event a decision shall be rendered as soon as possible, but not later than one hundred and twenty (120) days after receipt of the claimant’s written request for review. The decision of the Company upon review shall be final and binding on all persons.

(e) The illegality of any provision of this Plan shall not affect the enforceability of any other provision of this Plan. The Plan shall be construed in accordance with and governed by the substantive laws of the State of Missouri without regard to conflict of law rules.

(f) All payments made under the Plan to a Participant or his or her beneficiary shall be subject to withholding of such amounts as the Company reasonably may determine are required to be withheld pursuant to any applicable Federal, state, local, or foreign law or regulation.

(g) The rights of Participants and their beneficiaries to benefits under the Plan shall be solely those of unsecured general creditors of the Company. The Plan constitutes merely a promise by the Company to make benefit payments in the future. The Plan is intended to be unfunded for purposes of the Code and Title I of ERISA. Notwithstanding the foregoing, the Company may contribute to a trust fund under a “rabbi trust” agreement between the Company and a banking organization, if such a trust fund is hereafter established, and payments under the Plan may be made from any such trust fund. Any asset acquired or held by the Company in connection with the Company’s liabilities under the Plan shall not be deemed to be security for the performance of the Company’s obligations under this Plan.

(h) The rights and interests of Participants and their beneficiaries to benefit payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participants or their beneficiaries, and any such rights and interests under the Plan shall not be liable for or subject to any obligation or liability of the Participant or beneficiary.

(i) Notwithstanding any other provision of the Group Plan, this Group Plan is intended to comply with Section 409A of the Code and shall at all times be interpreted in accordance with such intent that amounts that may become payable to Participant shall not be taxable to such Participants until such amounts are paid in accordance with the terms of the Group Plan. To the extent that any provision of the Group Plan violates Section 409A of the Code and the Final Treasury Regulations promulgated thereunder such that amounts would be taxable to a Participant prior to payment or otherwise subject to penalties under Section 409A of the Code, such provision shall be automatically reformed or stricken to preserve the intent hereof. Notwithstanding the foregoing, in no event will the Company or any of its Affiliates have any liability for any failure of the Group Plan to satisfy Section 409A of the Code and such parties do not guarantee that the Group Plan complies with Section 409A of the Code.

(j) Notwithstanding the payment schedule set forth above, amounts may be paid under the Group Plan prior to the scheduled payment date set forth above, if and to the extent such amounts become subject to FICA taxes under Code Sections 3101, 3121(a) or 3121(v), and/or withholding taxes under Code Section 3401 or the corresponding provisions of any state, local or foreign law as a result of the payment of such FICA taxes; provided, that, such payment shall not exceed the FICA amount and such other amount required to be withheld on account of the payment of such FICA amount. Further, a payment will be made under the Group Plan at any time the Group Plan fails to meet the requirements of Section 409A of the Code; provided, that, such payment shall not exceed the amount required to be included in income as a result of the failure to comply with Section 409A of the Code.

(k) Except as contemplated in Section 12(g) hereof, all credits and contributions, once credited, shall not be subject to forfeiture.

ANNEX A

DEFINITIONS

(in alphabetical order)

“Affiliate” has the meaning set forth in Section 4 of the Plan.

“Annual Base Salary Deferrals” has the meaning set forth in Section 6 of the Plan.

“Annual Incentive Compensation” has the meaning set forth in Section 5(b) of the Plan.

“Annual Incentive Compensation Deferrals” has the meaning set forth in Section 6 of the Plan.

“Annual Incentive Compensation Deferral Election” has the meaning set forth in Section 5(b) of the Plan.

“Annual Salary Deferral Election” has the meaning set forth in Section 5(b) of the Plan.

“Applicable Retirement Age” has the meaning set forth in Section 7(a) of the Plan.

“Base Salary” has the meaning set forth in Section 5(b) of the Plan.

“Change in Control” has the meaning set forth in Section 7(b) of the Plan.

“Code” has the meaning set forth in Footnote 1 of the Plan.

“Company” has the meaning set forth in Footnote 1 of the Plan.

“Deferred Amounts” has the meaning set forth in Section 6 of the Plan.

“Directors” means the any member of the board of directors of the Company or any Affiliate that has adopted the Plan who is not an employee of the Company or any Affiliate.

“Disability” has the meaning set forth in U.S. Treasury Regulation 1.409A-3(i)(4)(i). Determinations of “Disability” will be made by the Plan Administrator (or its designee).

“Earnings Credits” has the meaning set forth in Section 6 of the Plan.

“Effective Date” has the meaning set forth in Footnote 1 of the Plan.

“Employer Contribution Rate” means the rate determined under Section 10(c) of the Plan.

“Employer Contributions” has the meaning set forth in Section 6 of the Plan.

“ERISA” has the meaning set forth in Section 1 of the Plan.

“Fixed Rate” has the meaning set forth in Section 10(d) of the Plan.

“Gas” has the meaning set forth in Footnote 1 of the Plan.

“Grandfathered Plans” has the meaning set forth in Footnote 1 of the Plan.

“Group Plan” has the meaning set forth in Footnote 1 of the Plan.

“Maximum Base Salary Deferral Percentage” has the meaning set forth in Section 5(b).

“Minimum Fixed Rate” has the meaning set forth in Section 10(d) of the Plan.

“Moody’s Rate” has the meaning set forth in Section 10(b) of the Plan.

“Officers” means any employee designated as an “officer” of the Company or any Affiliate that has adopted the Plan.

“Participants” has the meaning set forth in Section 4 of the Plan.

“Plan” means The Laclede Group, Inc. Deferred Income Plan for Directors and Selected Executives, as Amended and Restated as of January 1, 2015, as amended and/or restated from time to time.

“Plan Administrator” has the meaning set forth in Section 12(c) of the Plan.

“Plan Year” has the meaning set forth in Section 3 of the Plan.

“Present Value Benefit” has the meaning set forth in Section 7(b) of the Plan.

“Termination Balance” has the meaning set forth in Section 6 of the Plan.

***

ANNEX B

ELECTION-SALARY DEFERRAL

ANNEX C

ELECTION: INCENTIVE COMPENSATION DEFERRAL

ANNEX D

FORM OF BENEFICIARY DESIGNATION

THE LACLEDE GROUP, INC.

DEFERRED INCOME PLAN FOR DIRECTORS AND SELECTED EXECUTIVES

DESIGNATION OF BENEFICIARY FOR [PARTICIPANT’S NAME/SOCIAL SECURITY NUMBER]

The primary beneficiary for benefits payable under the Plan in the event of my death should be:

Primary Beneficiary

Name:

Address:

Relationship:

Social Security Number:

In the event my primary beneficiary referenced immediately above is not alive, or is a trust that has been terminated, at the time of my death, then the benefits payable under the Plan in the event of my death should be paid to:

Contingent Beneficiary:

Name:

Address:

Relationship:

Social Security Number:

This designation is intended to replace all prior designations made by me under the above Plan and the Grandfathered Plans. I reserve the right to change any beneficiary named herein without the consent of such beneficiary by properly completing and delivering a new written Designation of Beneficiary to the Plan Administrator.

Signature

Date